J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

ARTICLES SUPPLEMENTARY

To the State Department of Assessments and Taxation

State of Maryland

J.P. Morgan Fleming Mutual Fund Group, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 862,500,000 shares of the Mid Cap Value Fund, $.001 par value per share, classified as follows:

Name of Series	Name of Class	Authorized Shares
Mid Cap Value Fund	Class A	162,500,000
Mid Cap Value Fund	Class C	62,500,000
Mid Cap Value Fund	Institutional Class	455,000,000
Mid Cap Value Fund	Select Class	132,500,000
Mid Cap Value Fund	Class R2	50,000,000

SECOND: Pursuant to these Articles Supplementary, the Corporation shall have the authority to issue 1,162,500,000 shares of Mid Cap Value Fund, $.001 par value per share, with an aggregate par value of all the shares of all classes of $1,162,500, which shall be classified as follows:

Name of Series	Name of Class	Authorized Shares
Mid Cap Value Fund	Class A	165,500,000
Mid Cap Value Fund	Class C	62,500,000
Mid Cap Value Fund	Institutional Class	455,000,000
Mid Cap Value Fund	Select Class	132,500,000
Mid Cap Value Fund	Class R2	50,000,000
Mid Cap Value Fund	Class R3	100,000,000
Mid Cap Value Fund	Class R4	100,000,000
Mid Cap Value Fund	Class R6	100,000,000

THIRD: The shares of Mid Cap Value Fund Class R3 (the “Class R3”) shall have the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

The shares of the Class R3 shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption as other shares and Classes of the Mid Cap Value Fund; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(a)	The shares of the Class R3 shall not be subject to front-end sales charges or contingent deferred sales charges.

(b)	Expenses related solely to the Class R3 (including, without limitation, administrative expenses under an administration or services agreement, plan or other arrangement, however designated) shall be borne by that Class R3 and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of the Class R3.

(c)	Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the “SEC”) or under Maryland law or otherwise, the holders of stock of the Class R3 of the Mid Cap Value Fund created by these Articles Supplementary shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects only the Class R3 (provided that if the matter affects one or more other classes or series of stock of the Corporation, the affected series or classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to the Class R3, and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to the Class R3 or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of the Class R3.

(d)	The holders of the Class R3 shall have such rights to exchange their shares for stock of any other series or class of stock of the Corporation or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of FINRA, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

FOURTH: The shares of Mid Cap Value Fund Class R4 (the “Class R4”) shall have the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

The shares of the Class R4 shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption as other shares and Classes of the Mid Cap Value

Fund; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(a)	The shares of the Class R4 shall not be subject to front-end sales charges or contingent deferred sales charges.

(b)	Expenses related solely to the Class R4 (including, without limitation, administrative expenses under an administration or services agreement, plan or other arrangement, however designated) shall be borne by that Class R4 and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of the Class R4.

(c)	Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the “SEC”) or under Maryland law or otherwise, the holders of stock of the Class R4 of the Mid Cap Value Fund created by these Articles Supplementary shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects only the Class R4 (provided that if the matter affects one or more other classes or series of stock of the Corporation, the affected series or classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to the Class R4, and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to the Class R4 or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of the Class R4.

(d)	The holders of the Class R4 shall have such rights to exchange their shares for stock of any other series or class of stock of the Corporation or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of FINRA, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

FIFTH: The shares of Mid Cap Value Fund Class R6 (the “Class R6”) shall have the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

The shares of the Class R6 shall have and be subject to all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of rights to require redemption as other shares and Classes of the Mid Cap Value Fund; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(a)	The shares of the Class R6 shall not be subject to front-end sales charges or contingent deferred sales charges.

(b)	Expenses related solely to the Class R6 (including, without limitation, administrative expenses under an administration or services agreement, plan or other arrangement, however designated) shall be borne by that Class R6 and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of the Class R6.

(c)	Except as may be otherwise required by law pursuant to any applicable order, rule or regulation issued by the Securities and Exchange Commission (the “SEC”) or under Maryland law or otherwise, the holders of stock of the Class R6 of the Mid Cap Value Fund created by these Articles Supplementary shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders which affects only the Class R6 (provided that if the matter affects one or more other classes or series of stock of the Corporation, the affected series or classes shall together have the exclusive vote), including without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act applicable to the Class R6, and (ii) no voting rights with respect to the provisions of any Rule 12b-1 plan not applicable to the Class R6 or with regard to any other matter submitted to a vote of stockholders that does not affect the holders of the Class R6.

(d)	The holders of the Class R6 shall have such rights to exchange their shares for stock of any other series or class of stock of the Corporation or shares of another investment company upon such terms as may be approved by the Board of Directors from time to time and set forth in appropriate disclosure documents under the applicable law, rules and regulations of the SEC and the rules of FINRA, including but not limited to such rights to credit holding periods of the stock exchanged with respect to the stock received in the exchange.

SIXTH: The total number of shares of stock that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law (the “MGCL”). The shares aforesaid have been duly classified or reclassified by the Corporation’s Board of Directors pursuant to authority and power contained in the Corporation’s Charter.

SEVENTH: The shares of the Class R3, Class R4 and Class R6 have been duly classified by the Corporation’s Board of Directors pursuant to the authority and power contained in Section 2-208 of the MGCL and Article VI of the Corporation’s Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath,

the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 13th day of June, 2016.

J.P. MORGAN FLEMING MUTUAL FUND GROUP, INC.

By:	/s/ Robert L. Young
Robert Young
President

ATTEST:

/s/ Elizabeth A. Davin
Elizabeth A. Davin
Assistant Secretary